Exhibit 99.6

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

THANK YOU FOR VOTING!

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

FORM OF PROXY CARD FOR CAESARS ENTERTAINMENT, INC. SPECIAL MEETING

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Special Meeting, [MONTH] [DAY], [YEAR]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing and returning this proxy, you appoint Bernard E. DeLury, Jr. and Wesley D. Allison, and each of them, with full power of substitution, to vote these shares at the Special Meeting of Stockholders to be held on [MONTH] [DAY], [YEAR] at            a.m. local time, (or any adjournments or postponements thereof) at the following location:

Caesars Palace
3570 Las Vegas Boulevard South
Las Vegas, Nevada

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION, YOU MAY SIMPLY SIGN THIS CARD ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Caesars Entertainment, Inc.
common stock for the upcoming Special Meeting of Stockholders.

PLEASE REVIEW THE JOINT PROXY STATEMENT/PROSPECTUS
AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-242-0865, on a touch-tone telephone. If outside the U.S. or Canada, call 610-889-0502. Please follow the simple instructions.

OR

2.	Vote by Internet—Access https://www.proxyvotenow.com/czr, and follow the simple instructions. Please note you must type an “s” after http.

You may vote by telephone or Internet 24 hours a day 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Caesars Entertainment, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5154, New York, NY 10150-5154.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

CAESARS ENTERTAINMENT, INC.
THIS PROXY CARD IS VALID ONLY WHEN PROPERLY SIGNED.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR:

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 14, 2004, by and among Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., a wholly owned subsidiary of Harrah’s Entertainment, Inc., and Caesars Entertainment, Inc., and the transactions contemplated by the merger agreement, including the merger, pursuant to which Caesars would merge with Harrah’s Operating Company, Inc. and each outstanding share of Caesars common stock would be converted, at the stockholder’s election, into the right to receive $17.75 in cash or 0.3247 of a share of Harrah’s common stock, subject to proration and adjustment.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

☐Address change (mark below)

FOR	AGAINST	ABSTAIN
☐	☐	☐

Date

(Signature)

(Signature, if jointly held)

(Title)

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please indicate any change of address. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting of Caesars Entertainment, Inc. and any adjournments, postponements, continuations or reschedulings thereof.